Exhibit 99.1

Kerr-McGee Schedules Third-Quarter Earnings Conference Call and Webcast

       OKLAHOMA CITY (Oct. 17, 2000) - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call on Oct. 25, 2000, at 11:00 a.m. EDT, to discuss its third-quarter 2000 financial and operating results, and expectations for the future.
       Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available through Oct. 27 at 800-633-8284, #13900737 within the U.S. or 858-812-6440, #13900737, outside the U.S. The webcast replay will be archived on the company's website.
       Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.2 billion.
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CONTACT:    Debbie Schramm
                      (405) 270-2877